UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 20, 2013

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Balchem Corporation (the “Company”) held its Annual Meeting of Stockholders on June 20, 2013 (“Annual Meeting”).  Set forth below is information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(i)         Election of two Class 1 Directors to serve to serve until the annual Company’s meeting of stockholders in 2016 and until their respective successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld
Dr. Elaine R. Wedral	22,886,340	901,741
Dino A. Rossi	22,688,407	703,808

(ii)         Ratification of the appointment of McGladrey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013:  27,176,587 shares in favor, 761,618 shares against,10,497 shares abstaining and 0 broker non-votes.

(iii)       Advisory vote to approve the Company’s executive compensation: 22,165,077 shares in favor, 1,387,170 shares against, 37,901 shares abstaining and 4,358,554 broker non-votes.

(iv)            Approval of the amendment and restatement of the Company’s Second Amended and Restated 1999 Stock Plan, as amended and restated:  22,610,186 shares in favor, 947,808 shares against, 32,154 shares abstaining and 4,358,554 broker non-votes

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Francis J. Fitzpatrick
Francis J. Fitzpatrick
Chief Financial Officer

Dated: June 24, 2013